Exhibit 99.1

LEASE AMENDMENT

This LEASE AMENDMENT (this “Amendment”) is dated for references purposes as of June 6, 2006, by and between REDBACK NETWORKS INC., a Delaware corporation (“Tenant”), and CARRAMERICA HOLGER WAY, LLC, a Delaware limited liability company (“Landlord”), with reference to the following facts:

A. Landlord (as successor to CTC Associates II, L.P.) and Tenant are the current parties to that certain Lease, dated January 2, 2004 (the “Lease”), for the lease by Tenant of approximately 99,870 square feet of space in a building located at 300 Holger Way, San Jose, California, as more particularly described in the Lease (“300 Holger Way”).

B. Landlord previously exercised its right to extend the term of the Lease for two (2) years pursuant to Article 15 of the Lease and the parties desire to amend the Lease to reflect the agreed upon Base Monthly Rent for 300 Holger Way to be paid during such extension period as hereinafter provided.

C. Landlord and Tenant additionally desire to expand the Lease to include the building consisting of approximately 46,070 rentable square feet located at 100 Headquarters Drive, San Jose, California (“100 Headquarters Drive”), which is outlined on the Site Plan attached hereto as Exhibit “A”. (For purposes of this Agreement 300 Holger Way and 100 Headquarters Drive shall be collectively referred to as the “Parcels” and may individually be referred to as a “Parcel”).

D. Capitalized terms used in this Amendment shall have the meaning ascribed to such terms in the Lease, unless otherwise defined in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and other consideration, the sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend, modify and supplement the Lease as follows:

ARTICLE I

1. Term. Pursuant to Section 15.1 of the Lease, Landlord has previously exercised its right to extend the Lease Term for two (2) years to October 31, 2008. The period of time commencing on November 1, 2006 and expiring on October 31, 2008 shall be referred to in this Amendment as the “Two Year Extension Period.” The term “Lease Expiration Date” shall hereafter mean October 31, 2008. Tenant’s option to extend the Lease Term pursuant to Section 15.2 of the Lease remains in effect, subject to the provisions of Section 6 of this Amendment.

2. Base Monthly Rent. The Base Monthly Rent for 300 Holger Way during the Two (2) Year Extension Period shall be as follows:

TIME PERIOD	BASE MONTHLY RENT
November 1, 2006 through October 31, 2007	$124,837.50
November 1, 2007 through October 31, 2008	$134,824.50

The parties agree that the foregoing schedule for Base Monthly Rent during the Two Year Extension Period represents the Fair Market Rent for 300 Holger Way during such period of time. Tenant previously notified Landlord in a letter dated May 22, 2006 of Tenant’s election to have the Fair Market Rent for the Premises during the Two Year Extension Period determined by arbitration as provided in Article 15 of the Lease (“Tenant’s Arbitration Request”). As a result of this Amendment, Tenant hereby irrevocably rescinds Tenant’s Arbitration Request and it is of no further force or effect.

Prior to November 1, 2006, Tenant shall continue to pay Base Monthly Rent for the 300 Holger Way based on the terms of the Lease.

ARTICLE II

3. Lease of 100 Headquarters Drive. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord 100 Headquarters Drive. Landlord and Tenant hereby agree and acknowledge that, from and after the 100 Headquarters Drive Commencement Date (as defined in Section 5 below), (A) the term “Property” as used in the Lease shall collectively refer to (i) the 300 Holger Way and (ii) 100 Headquarters Drive, (B) the rentable square footage of the Property shall be 145,940 square feet, (C) the term “Leased Premises” shall mean the space leased in the buildings at 300 Holger Way and at 100 Headquarters Drive, (D) the term “Building” shall mean the buildings containing the Leased Premises at 300 Holger Way and 100 Headquarters Drive except where expressly provided to the contrary in this Amendment, (E) and the term “Outside Areas” shall mean the Outside Areas at 300 Holger Way and 100 Headquarters Drive, and (F) Tenant’s Expense Share shall be 100% as it applies to Property Operating Expenses for the Property at 300 Holger Way, San Jose, California and for the Property at 100 Headquarters Way, San Jose, California. From and after the 100 Headquarters Drive Commencement Date, Tenant shall pay Tenant’s Expense Share of Property Operating Expenses for each Property (i.e., the Property located at 300 Holger Way and the Property located at 100 Headquarters Way) based on such Tenant’s Expense Share.

4. Condition of 100 Headquarters Drive. Tenant agrees that Tenant shall accept 100 Headquarters Drive in “as-is condition,” “with all faults,” and “without any representations or warranties.” Tenant hereby agrees and warrants that Tenant has inspected the condition of 100 Headquarters Drive and the suitability of the same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of 100 Headquarters Drive or the suitability of the same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranties with respect to 100

Headquarters Drive or with respect to the suitability of the same for the conduct of Tenant’s business. The taking of possession of 100 Headquarters Drive by Tenant shall conclusively establish that 100 Headquarters Drive was at such time in satisfactory condition. Notwithstanding the foregoing, Landlord shall deliver the foundation, the roof structure (including the roof membrane) and the load-bearing exterior walls of the Building at 100 Headquarters Drive in good condition and repair

5. 100 Headquarters Drive Term. The 100 Headquarters Drive lease term shall commence on June 6, 2006 (“100 Headquarters Drive Commencement Date”) and shall expire on the Lease Expiration Date.

6. Option to Extend. Notwithstanding anything to the contrary in the Lease, if Tenant chooses to exercise its option to extend the Lease pursuant to Section 15.2 of the Lease, Tenant may choose to extend the Lease as to either (i) 300 Holger Way by itself, or (ii) both 100 Headquarters Drive and 300 Holger Way. Tenant shall not be permitted to exercise such option as to only 100 Headquarters Drive.

7. Rent Amount. Commencing with the 100 Headquarters Drive Commencement Date, in addition to the Base Monthly Rent due under the Lease with respect to 300 Holger Way, Tenant shall pay Base Monthly Rent for 100 Headquarters Drive as follows:

Lease Term Months	Monthly Rent
June 6, 2006 through May 31, 2007	$62,194.50
June 1, 2007 through May 31, 2008	$64,498.00
June 1, 2009 through October 31, 2008	$66,801.50

The Base Monthly Rent for 100 Headquarters Drive for the partial month of June, 2006 shall be prorated on a daily basis.

8. Security Deposit. Within five (5) business days following the effective date of this Amendment, Tenant shall additionally deposit the amount of $66,801.50 as security deposit for performance by Tenant of the terms of this Lease, as amended by this Amendment.

9. Landlord Termination after Damage to Leased Premises. Notwithstanding anything to the contrary in the Lease, in the event that any of the damages set forth in Section 10.3(a) – (c) of the Lease occur, Landlord shall only be able to terminate the Lease as to the damaged Parcel. In such event, the Base Monthly Rent shall thereafter equal only the Base Monthly Rent for the Building that remains subject to the Lease.

10. Tenant Termination after Damage to Leased Premises. Notwithstanding anything to the contrary in the Lease, in the event that any of the conditions set forth in Section 10.4(a) & (b) of the Lease occur, Tenant shall only be able to terminate the Lease as to the damaged Parcel. In such event, the Base Monthly Rent shall thereafter equal only the Base Monthly Rent for the Building that remains subject to the Lease.

11. Condemnation. Notwithstanding anything to the contrary in the Lease, neither party shall be permitted to terminate the Lease, as amended by this Amendment, as to either Parcel as a result of a temporary or permanent taking to the other Parcel.

12. Sale or Finance of one Building. If Landlord sells or otherwise transfers either 300 Holger Way or 100 Headquarters Drive to another party or elects to obtaining financing for the 300 Holger Way or 100 Headquarters Drive to be secured by a deed of trust on one those Buildings but not on both, Tenant agrees to execute any amendment and new lease, on the same terms of the Lease, as amended by this Amendment, to provide for separate leases for the lease of the 300 Holger Way and 100 Headquarters Drive.

13. Holding Over. Notwithstanding anything to the contrary in the Lease, in the event that Tenant holds over after expiration of the Lease, as amended by this Amendment, Rent shall be increased to one hundred fifty percent (150%) of the rent for the Parcel or Parcels still occupied.

14. Other Changes.

14.1 Amendment to Section 7.4(f)(iii). The second paragraph of Section 7.4(f)(iii) of the Lease shall be amended to change all references to the number “99,870” to read “145,940”.

14.2 Certain Events of Tenant’s Default. Section 12.1(b) and Section 12.1(c) of the Lease are amended to provide that an event of default by Tenant under either Section 12.1(b) or Section 12.1(c) of the Lease shall not exist unless Tenant fails to cure the violation or breach under Section 12.1(b) or Section 12.1(c) of the Lease within thirty (30) days after written notice of such violation or breach, unless such violation or breach is of such nature that it cannot reasonably be cured within such thirty (30) day period, in which case no event of default shall occur so long as Tenant shall commence the curing of such violation or breach within such thirty (30) day period and shall thereafter complete the curing thereof with diligence and continuity.

15. General Provisions.

15.1 Miscellaneous. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Except as modified hereby, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In case of any conflict between any term or provision of this Amendment and any term of provision of the Lease, the term or provision of this Amendment shall govern. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. Any facsimile or other electronic signature shall constitute a valid and binding method to execute this Amendment.

15.2 Effectiveness. The parties agree that the submission of a draft or copy of this Amendment for review or signature by a party is not intended, nor shall it constitute or be deemed, by either party to be an offer to enter into a legally binding agreement with respect to the subject matter hereof and may not be relied on for any legal or equitable rights or obligations. Any draft or document submitted by Landlord or its agents to Tenant shall not constitute a reservation of or option or offer in favor of Tenant. The parties shall be legally bound with respect to the subject matter hereof pursuant to the terms of this Amendment only if, as and when all the parties have executed and delivered this Amendment to each other. Prior to the complete execution and delivery of this Amendment by all parties, each party shall be free to negotiate the form and terms of this Amendment in a manner acceptable to each party in its sole and absolute discretion. The parties acknowledge and agree that the execution and delivery by one party prior to the execution and delivery of this Amendment by the other party shall be of no force and effect and shall in no way prejudice the party so executing this Amendment or the party that has not executed this Amendment.

15.3 Real Estate Brokers. Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the 100 Headquarters Drive Lease and the negotiation and execution of this Amendment except Cornish and Carey Commercial (“Tenant’s Broker”) and Colliers International (“Landlord’s Broker”).

Except as to commissions and fees to be paid as provided hereunder, each party shall indemnify, defend and hold harmless the other party from all damage, loss, liability and expense (including attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against the indemnified party by any broker, finder or other person with whom the indemnifying party has or purportedly has dealt with in connection with the expansion of the Lease to include 100 Holger Way and the negotiation and execution of this Amendment.

Landlord represents to Tenant that Landlord shall pay broker leasing commissions to both Landlord’s Broker and Tenant’s Broker in connection with the negotiation and execution of this Amendment pursuant to a separate agreement for the expansion of the Lease to include 100 Headquarters Drive for the period commencing on the 100 Headquarters Drive Commencement Date until October 31, 2008. Landlord and Tenant agree that Landlord shall not be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to any extension of the term of the Lease, as amended by this Amendment, beyond October 31, 2008, or to any other expansion or relocation of the Leased Premises (i.e., 300 Holger Way and 100 Headquarters Drive) at any time.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above.

LANDLORD:				TENANT:

CARRAMERICA HOLGER WAY, LLC,				REDBACK NETWORKS INC.,
a Delaware limited liability company				a Delaware corporation

By:	CarrAmerica Realty Operating Partnership, L.P.,			By:	/s/ Thomas L. Cronan III
	a Delaware limited partnership,			Name:	Thomas L. Cronan III
	its Sole Member			Its:	SVP & CFO

Date of Execution: June 8, 2006
	By:	CarrAmerica Realty Corporation,
a Maryland corporation, its general partner

		By:	/s/ Christopher Peatross
Christopher Peatross
Managing Director

Date of Execution: June 8, 2006

EXHIBIT A

OUTLINE OF 100 HEADQUARTERS DRIVE

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